Exhibit (10)

                              CONSULTANT AGREEMENT

THIS AGREEMENT is made and entered into effective as of October 15, 1999 (the"Agreement"), by and among TENGTU INTERNATIONAL CORP., a Delaware corporation ("Tengtu"), COMADEX INDUSTRIES LTD., a British Columbia company ("Comadex") and Pak Kwan Cheung ("Cheung").

WHEREAS, Cheung, the principal of Comadex, has acted as Tengtu's Chairman of the Board of Directors and Chief Executive Officer ("CEO") since July, 1996; and

WHEREAS, Cheung has provided exemplary leadership to Tengtu, advanced Tengtu's interests and has been successful in creating a business plan and forging strategic alliances for Tengtu's future; and


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WHEREAS, Cheung has worked for Tengtu without compensation since July, 1996 even though he was to have received U.S.$10,000 per month; and

WHEREAS, the Tengtu's Compensation Committee of its Board of Directors has decided to compensate Cheung for his past services to Tengtu and has deemed it in Tengtu's best interests to retain Cheung through Comadex, to serve as its CEO and Chairman of its Board of Directors for five years, pursuant to a consulting agreement;

NOW, THEREFORE, in consideration of past services rendered by Cheung, Cheung's continued retention as CEO and other valuable consideration, receipt of which is hereby acknowledged, Tengtu, Comadex and Cheung agree as follows:

1.  SERVICES TO BE PROVIDED AND COMMITMENT.
    --------------------------------------

1.1
 Services to Be Provided by Cheung.
 ---------------------------------
Comadex shall designate Cheung to serve as Tengtu's CEO, Chairman of its Board of Directors and such other positions to which Cheung may be appointed or designated by Tengtu 's Board of Directors. Cheung shall perform all services required of the foregoing positions on a full-time basis.

1.2
Exclusivity.
------------
Comadex shall not enter into any other contract or arrangement requiring services to be performed by Cheung, other than completing already existing contracts or commitments or any future contract if, in the opinion of a majority of Tengtu's board of directors, exclusive of Cheung, that contract does not conflict with any aspect of the business of Tengtu, or any affiliate of Tengtu, and the performance of Cheung's duties under this Agreement.

1.3
Other Services to be Provided by Comadex.
----------------------------------------
Services other than those required of Tengtu's CEO, Chairman of the Board of Directors may be performed by Comadex employees other than Cheung if approved by Tengtu's Board of Directors.

2.
TERM. The term of this Agreement shall be five (5) years. Notwithstanding anything in this Section 2 to the contrary, this Agreement may be terminated at any time in accordance with Section 6.

3.
COMPENSATION OF COMADEX.
-----------------------

3.1 Compensation for Past Services Performed by Cheung. In consideration of services performed by Cheung for Tengtu between July,


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1996 and November 30, 1999, Tengtu shall issue three million (3,000,000) shares of its $.01 par value Common Stock to Comadex, with the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE "SECURITIES ACT), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH OFFER, SALE OR DISTRIBUTION.

3.2
Base Compensation for Services Rendered by Comadex and Cheung after November 30, 1999.
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Subsequent to November 30, 1999, Comadex shall receive base compensation of
U.S.$10,000 per month, plus seven percent (7%) of that amount for the Canadian General Services Tax, for all services rendered to Tengtu by its employees ("Base Compensation"). Every 12 months, beginning one year after the effective date of this Agreement, the compensation Committee can increase Cheung's base salary up to a maximum of $10,000 per year.

3.3
Incentive Compensation.
----------------------


3.3.1
Tengtu Stock Option.
--------------------
If, by November 15, 2000, Cheung is primarily responsible for raising three million dollars (U.S.$3,000,000) or more in capital for Tengtu, or any subsidiary or joint venture in which Tengtu has at least a fifty percent (50%) equity interest, Comadex shall receive an option to purchase one million (1,000,000) shares of Tengtu stock at the closing market price of Tengtu's stock on the day the capital is received by Tengtu. In the event that Tengtu's stock is not traded on that day, then the option price shall be the closing price of Tengtu stock on the last day that it was traded prior to the receipt of capital by Tengtu. Any option granted pursuant to this section 3.3.1 shall expire ten
(10) years from the date granted. For purposes of this provision, if the funds raised prior to November 15, 2000 are in the form of a security convertible into Common Stock, and at least three million dollars (U.S. $3,000,000) worth of that security is converted after November 15, 2000, Comadex shall be entitled to receive the option to purchase the 1,000,000 shares. The exercise price shall be the lesser of the price of the Common Stock on the date of initial receipt of the funds or the date of conversion.

3.3.2
Percentage of Capital Raised.
-----------------------------
Tengtu shall pay to Comadex incentive compensation equal to one percent (1%) of all capital raised, in excess of three million dollars (U.S. $3,000,000), by Cheung for Tengtu, or any subsidiary or joint venture in which Tengtu has at least a fifty percent (50%) equity interest (the "Capital Incentive"). The Capital Incentive shall be payable to Comadex in either cash, or the same security sold, as determined by Tengtu, within five (5) business days of receipt of the capital by Tengtu.


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3.3.3
Percentage of Tengtu Net Profits.
--------------------------------
Tengtu shall pay to Comadex incentive compensation equal to one percent (1%) of Tengtu's annual pre-tax net profits (the "Net Profit Incentive"). The Net Profit Incentive shall only be payable to Comadex under the following circumstances:

3.3.3.1
Tengtu's Board of Directors, or a committee thereof, prior to the start of a fiscal year, sets a pre-tax profit target;

3.3.3.2
Tengtu's pre-tax net profits as reported in its audited financial statements exceed the profit target.

The Net Profit Incentive, if any, shall be paid, in cash, to Comadex annually, within thirty (30) days of the receipt by Tengtu from its accountants of its final audited financial statements.

3.4
Participation in Tengtu Stock Option Incentive Plan.
----------------------------------------------------
Cheung shall be permitted to participate in any Tengtu Stock Option Incentive Plan in effect during the term of this Agreement upon the same terms and conditions as other Tengtu consultants and employees.

 .
4.
EXPENSE REIMBURSEMENTS AND PAYMENTS. Cheung, or other employees of Comadex shall promptly be reimbursed for reasonable and actual out-of-pocket expenses incurred by it the performance of their duties and responsibilities hereunder after presentation of proper vouchers and expense reports.

5.
VACATION, HOLIDAYS, SICK LEAVE AND OTHER FRINGE BENEFITS. Cheung shall be entitled to four (4) weeks vacation per year during the term of this Agreement and no more than two (2) weeks vacation at a time, unless he obtains a longer period with the prior consent of the Board of Directors. Cheung shall also be entitled to days off for holidays as are available to other Canadian employees of Tengtu.

6.
TERMINATION.
------------

6.1
Termination by Tengtu for Cause. Tengtu may terminate this Agreement for Cause (as defined herein) any time effective upon written notice to Comadex. As used herein, the term "Cause" shall mean:

6.1.1 Habitual neglect, gross negligence or malfeasance in the performance of the duties required of Cheung as CEO and Chairman of the Board of Directors which continues uncorrected for a period of thirty (30) days after written notice thereof by Tengtu to Comadex; or


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6.1.2 Consultant's confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to Tengtu.

If this Agreement is terminated by Tengtu for cause, then Comadex shall be entitled to receive the Base Compensation and any incentive compensation owed by Tengtu through the effective date of such termination.

6.2
Termination Upon Death or Disability. This Agreement shall terminate upon Cheung's death or disability (as defined herein). For this purpose "disability" means incapacity, whether by reason of physical or mental illness or disability, which prevents Cheung from substantially performing his material duties as CEO and Chairman of the Board for six (6) months, or for shorter periods aggregating six (6) months during the term of this Agreement. Termination for death shall become effective upon the occurrence of such event and termination for disability shall become effective upon written notice to Comadex.

6.3
Events Upon Termination. The termination of this Agreement pursuant to Sections
6.1 and 6.2 shall also result in the termination of all rights and benefits of Comadex under this Agreement, except for any rights to compensation accrued under Section 3 prior to the date of termination or rights to expense reimbursement under Section 4, and except as provided by law.

6.4
Payments Upon Termination Without Cause. In the event Tengtu elects to terminate this Agreement prior to the scheduled termination date for any reason other than Cause, Tengtu shall continue to make all payments and provide all benefits due under this Agreement for the full remaining term of this Agreement as if there had been no termination, or $150,000, whichever is greater. Such payments shall be deemed to be liquidated damages for the damage done to Comadex' and Cheung's reputation and for having foregone the opportunity to pursue other employment opportunities while performing services pursuant to this Agreement. Comadex hereby agrees that such amount shall constitute a realistic and reasonable valuation of the damages with respect to Consultant's claims.

6.5
Merger or Acquisition of Tengtu.
In the event that Tengtu is merged into another company, or another company acquires more than fifty percent (50%) of Tengtu's outstanding voting stock, or the right to acquire more than fifty percent (50%) of Tengtu's outstanding voting stock, this Agreement shall terminate and all compensation due Comadex under Section 3.2 as if Comadex performed under this Agreement until November 30, 2004, and any amounts owed Comadex under Section 3.3 shall be payable within thirty (30) days of the closing of such merger or acquisition. In addition, in the event of a merger, any Tengtu stock options held by Comadex or Cheung shall have a new five year period, beginning on the date of closing of the merger, within which to exercise those stock options to obtain comparable stock in the successor company.

7. RESIGNATION. In the event that Comadex resigns or terminates this Agreement with Tengtu, Comadex shall be entitled to no further payments or other benefits under this Agreement, other than any accrued Base Compensation through the date of resignation or voluntary termination.

8.
COMADEX' REPRESENTATIONS. Comadex represents and warrants that Comadex has the power to enter into this Agreement and to perform each of the provisions contained herein. Comadex represents and warrants that Comadex is not restricted or prohibited, contractually, by court order or otherwise from entering into and performing this Agreement, and the services to be performed hereunder, and that Cheung's execution and performance of this Agreement is not a violation or breach of any agreement between or among Comadex, Cheung and any other person or entity.

9.
NONDISCLOSURE OF CONFIDENTIAL
INFORMATION; NON COMPETITION; NON SOLICITATION.
----------------------------------------------

9.1
NONDISCLOSURE OF CUSTOMERS OR SUPPLIERS. Comadex and Cheung will not, at any time, either during the term of this Agreement or during the period of one (1) year after the termination of this Agreement either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any Confidential Information (as defined herein), except as may be required by law or valid legal process. In the event that Comadex is served with formal legal process requesting any Confidential Information, Comadex shall notify Tengtu within three (3) business days of receipt of the request and provide Tengtu with a copy of the request. "Confidential Information" includes, but is not limited to, all customer lists, names and addresses of customers, investors and joint venture partners, contact persons at customers, investors and joint venture partners, agreements or arrangements with customers, items usually purchased by customers, supplier lists, names and addresses of suppliers, contact persons at suppliers, agreements or arrangements with suppliers, sales techniques, pricing and prices, marketing information or strategies, and other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Tengtu which derives economic value, actual or potential, from not being generally known to the public or trade. Comadex agrees said confidential information is proprietary to Tengtu, and constitutes a trade secret owned exclusively by Tengtu, the disclosure of which would be harmful and damaging to Tengtu's business.

9.2. TENGTU MATERIALS. All reports and analysis, contracts, contractual arrangements, specifications, computer software, computer records and data stored in Tengtu's computers, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, affecting or relating to the business of Tengtu which Comadex or Cheung shall prepare, use, construct, observe, possess or control ("Tengtu Materials"), shall be and remain the sole property of Tengtu. Upon termination of this Agreement, Comadex and Cheung shall deliver promptly to Tengtu all such Tengtu Materials.

9.3
CERTAIN RESTRICTIONS ON BUSINESS ACTIVITIES. Comadex and Cheung agree that:
-------------------------------------------

9.3.1 BUSINESS ACTIVITIES. During the term of this Agreement, Comadex and Cheung will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Tengtu's business, and they will not undertake planning for or organization of any business activity competitive with Tengtu's business or combine or conspire with other employees or representatives of Tengtu's business for the purpose of organizing any such competitive business activity.

9.3.2 SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. Comadex and Cheung will not, either during the term of this Agreement, or during the period of two (2) years after termination of this Agreement under any circumstances, directly or indirectly, either for themselves or for any other person, firm, or corporation, compete for, solicit, divert, or take away, or attempt to divert or take away, any of the customers or suppliers.

9.3.3 SOLICITATION OF EMPLOYEES, ETC. Comadex and Cheung will not at any time, either during the term of this Agreement, or during the period of two (2) years after termination of this Agreement under any circumstances, directly or indirectly, either for themselves or for any other person, firm, or corporation, solicit (or seek to solicit ) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Tengtu to terminate his or his employment or engagement.

9.4
SEVERABILITY. Comadex agrees, in the event that any provision of this Section 9 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 9 , as modified, legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 9 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

10.  GENERAL PROVISIONS.
     ------------------

10.1
SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

10.2
ASSIGNMENT. Neither this Agreement nor any of the rights or obligations of Comadex or Tengtu hereunder shall be assignable.

10.3
ARBITRATION. Any dispute arising under or in connection with this Agreement shall be subject to arbitration before the American Arbitration Association ("AAA") at the facility nearest Tengtu's principal place of business.

10.4
ATTORNEYS' FEES. If any dispute arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of any action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

10.5
NOTICES. Any notice to be given to Tengtu under the terms of this Agreement shall be addressed to Tengtu at the address of Tengtu's principal place of business, with a copy to Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101, Attn: Charles J. Hecht, Esq., and any notice to be given to Comadex shall be addressed to Comadex at its address last shown on the records of Tengtu, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand,


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including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 72 hours after deposited in the mail, registered or certified mail, return receipt requested, postage prepaid.

10.6
WAIVER. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

10.7
ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the consulting relationship between Comadex by Tengtu and contains all of the covenants and agreements between the parties with respect to the consulting relationship between Comadex by Tengtu. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be effective unless it is in writing signed by the party to be charged.

10.8
TITLES AND HEADINGS. Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

10.9 COUNTERPARTS. This document may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMADEX:





By:___________________________

By: Pak Kwan Cheung

Title:____________________________


---------------------------------
Pak Kwan Cheung


TENGTU INTERNATIONAL CORP.



By:___________________________


Title:__________________________